Exhibit 23: Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports, dated May 1, 2006, in Form 10-Q filing of Peoples Financial Corporation.
/s/ Piltz, Williams, LaRosa & Co.
PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi
May 2, 2006